UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

J. Alexander’s Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On January 16, 2018, J. Alexander’s Holdings, Inc. distributed online the following letter to shareholders and posted the letter to www.jalexandersand99.com:

J. Alexander’s Holdings, Inc. Issues Open Letter to Shareholders

Acquisition of 99 Restaurants Provides Unique Opportunity for Growth

NASHVILLE, Tenn., January 16, 2018 – J. Alexander’s Holdings, Inc. (NYSE: JAX) (“J. Alexander’s”) today issued an open letter to its shareholders in connection with J. Alexander’s previously announced acquisition of Ninety Nine Restaurant & Pub (“99 Restaurants”) described in its proxy statement dated December 21, 2017.

J. ALEXANDER’S BOARD RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” THIS TRANSACTION ON THE WHITE PROXY CARD.

Dear Fellow Shareholder:

Your Board and management have worked diligently to identify and execute opportunities to drive growth and value for your shares and we are confident that the proposed transaction with 99 Restaurants represents a significant opportunity to do so.

99 Restaurants Continues its Solid Performance

Recently, Cannae Holdings, Inc. (NYSE: CNNE), the majority owner and operator of 99 Restaurants, provided preliminary sales results for the fourth quarter and fiscal year ended December 31, 2017 relative to 99 Restaurants. These results confirmed our high regard for 99 Restaurants and its management. The business continues to deliver consistent, quality financial results, which help to make it unique in the $15 to $20 check average bar and grill segment. These results are driven by:

•	Best in class operations, with complementary philosophies to J. Alexander’s in terms of its approach to guests and management style

•	A stable and experienced management team, with long-tenured hourly employees

•	A long-standing presence in the Northeast, with significant guest loyalty and strong ties to local communities built by its emphasis on good food for a fair price.

The combination with 99 Restaurants will not only allow the Company to achieve more rapid growth, but will also help to increase its scale of operations and better support public company and management costs.

This Transaction Will Drive Significant Value

The acquisition will create attractive value for your investment now and in the future. The combination is expected to help J. Alexander’s achieve significant revenue and earnings growth that it would not be able to achieve on a stand-alone basis. In addition, synergies realized through the combination of back-office operations are expected to create additional value:

See pages 60-64 of the proxy statement for information concerning the use of projections, and the use of non-GAAP financial measures Revenue and Adjusted EBITDA, as well as a reconciliation of projected Adjusted EBITDA to projected net income.

The projected financial information reflected above was reviewed by our Board and reflects compound annual revenue growth of 6.4 percent and compound annual Adjusted EBITDA growth of 10.5 percent through 20211.

These projections are considered achievable and reflect conservative assumptions on same store sales and modest increase in payroll and benefits expenses. Potential synergies could reach approximately $1.5 million to $2 million in annual positive impact on pre-tax income.

J. Alexander’s Board Secured Key Improvements in the Acquisition Proposal

Over the course of the negotiations, your Board of Directors was able to achieve a number of improvements to the terms of the acquisition proposal, which included:

•	A lower valuation for 99 Restaurants and a premium valuation for J. Alexander’s stock,

•	Termination of the consulting agreement with Black Knight Advisory Services,

•	Only one additional Board member, in William P. Foley, II,

•	A “fiduciary out,” or the right of the Company to terminate the Merger Agreement in certain circumstances, including a superior proposal from a third party for a transaction with the Company; and

•	A disinterested shareholder vote, which requires that, in addition to any required approvals under applicable law, the transaction is also being submitted for approval by the disinterested shareholders of the Company.

[1]	These projections are presented in the proxy statement and are subject to assumptions, definitions, and explanations in the proxy statement. The projected financial information does not constitute earnings guidance for 2018 or other periods.

In short, the Company will continue to benefit from the expertise of Mr. Foley without any consulting agreement, and is allowed to terminate the Merger Agreement if any third party makes a superior offer.

Importantly, the Company is aware this is a transaction involving conflicts of interest and, accordingly, specifically negotiated that the transaction will only proceed if disinterested shareholders vote in favor of it.

The J. Alexander’s Board of Directors believes this transaction will create attractive value for, and is in the best interest of, all shareholders, for reasons including:

•	The transaction is expected to be accretive to J. Alexander’s earnings per share.

•	The acquisition presents opportunities for synergies and management estimates that potential synergies could have an annual positive impact on pre-tax income of $1.5 million to $2.0 million.

•	The combination with 99 Restaurants will help J. Alexander’s achieve more rapid growth and increase the scale of operations.

J. ALEXANDER’S BOARD RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” THIS TRANSACTION ON THE WHITE PROXY CARD BEFORE JANUARY 30, 2018.

Sincerely,

The J. Alexander’s Board of Directors

About J. Alexander’s

J. Alexander’s Holdings, Inc. is a collection of boutique restaurants that focus on providing high quality food, outstanding professional service and an attractive ambiance. The company presently owns and operates the following concepts: J. Alexander’s, Redlands Grill, Stoney River Steakhouse and Grill and Lyndhurst Grill. J. Alexander’s Holdings, Inc. has its headquarters in Nashville, Tennessee. To learn more about J. Alexander’s, please visit www.jalexandersholdings.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

In connection with the safe harbor established under the Private Securities Litigation Reform Act of 1995, J. Alexander’s Holdings, Inc. (the “Company,” “J. Alexander’s” or “JAX”) cautions that certain information contained or incorporated by reference in this document and its filings with the Securities and Exchange Commission (the “SEC”), in its press releases and in statements made by or with the approval of authorized personnel is forward-looking information that involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements contained herein. Forward-looking statements discuss the Company’s current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “would,” “can,” “should,” “likely,” “anticipate,” “potential,” “estimate,” “pro forma,” “continue,” “expect,” “project,” “intend,” “seek,” “plan,” “believe,” “target,” “outlook,” “forecast,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements include all statements that do not relate solely to historical or current facts, including statements regarding the Company’s expectations, intentions or strategies and regarding the future. The Company disclaims any intent or obligation to update these forward-looking statements.

Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among other things: the fact that certain directors and executive officers of the Company and 99 Restaurants, LLC (“99 Restaurants”) may have interests in the transactions that are different from, or in addition to, the interests of the Company’s shareholders generally; uncertainties as to whether the requisite approvals of the Company’s shareholders will be obtained; the risk of shareholder litigation in connection with the transactions and any related significant costs of defense, indemnification and liability; the possibility that competing offers will be made; the possibility that various closing conditions for the transactions may not be satisfied or waived; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including circumstances that may give rise to the payment of a termination fee by the Company; the effects of disruptions to respective business operations of the Company or 99 Restaurants resulting from the transactions, including the ability of the combined company to retain and hire key personnel and maintain relationships with suppliers and other business partners; the risks associated with the future performance of the business of 99 Restaurants; the risks of integration of the business of 99 Restaurants and the possibility that costs or difficulties related to such integration of the business of 99 Restaurants will be greater than expected; the risk that the Company may not be able to obtain borrowing pursuant to an amendment of its existing credit facility on favorable terms, or at all, in order to repay the debt assumed in connection with the consummation of the transactions; the possibility that the anticipated benefits and synergies from the proposed transactions cannot be fully realized or may take longer to realize than expected; the fact that the Company has incurred and will continue to incur substantial transaction-related costs; and the fact that the transactions will dilute the Company’s economic interest in certain operating subsidiaries of the Company, and any increase in total revenue, income and cash flows of such operating subsidiaries as a result of the transactions may not outweigh such dilution. Further, the business of 99 Restaurants and the business of the Company remain subject to a number of general risks and other factors that may cause actual results to differ materially. There can be no assurance that the proposed transactions will in fact be consummated.

Additional information about these and other material factors or assumptions underlying such forward looking statements are set forth in the reports that the Company files from time to time with the SEC, including those items listed under the “Risk Factors” heading in Item 1.A of the Company’s Annual Report on Form 10-K for the year ended January 1, 2017, and in its subsequent Quarterly Reports on Form 10-Q, including for the quarters ended October 1, 2017, July 2, 2017, and April 2, 2017. The foregoing list of risk factors is not exhaustive. These risks, as well as other risks associated with the contemplated transactions, are more fully discussed in the definitive proxy statement filed with the SEC on December 21, 2017. These forward-looking statements reflect the Company’s expectations as of the date of the information as stated in the proxy statement. The Company disclaims any intent or obligation to update these forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

The Company cautions shareholders and other interested parties that certain statements and assumptions included in this document include, make reference to, or otherwise rely on historical results of financial operations and projected financial information of 99 Restaurants as reported to us by 99 Restaurant’s management team without our independent verification.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger, the Company has filed with the SEC a definitive proxy statement on Schedule 14A on December 21, 2017, which has been mailed to the Company’s shareholders on or about December 22, 2017. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD REGARDING THE PROPOSED MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement and other filings containing information about the Company at the SEC’s website at www.sec.gov. The definitive proxy statement and the other filings may also be obtained free of charge at the Company’s “Investor Relations” website at investor.jalexandersholdings.com under the tab “More” and then under the tab “SEC Filings.”

PARTICIPANTS IN THE SOLICITATION

The Company and certain of its respective directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of the Company’s shareholders in connection with the proposed merger. Information about the directors and executive officers of the Company and their ownership of Company common stock is set forth in the proxy statement for the Company’s 2017 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 11, 2017, and the definitive proxy statement for the Company’s meeting of shareholders to vote on the proposed merger, as filed with the SEC on December 21, 2017. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transactions are included in the above-referenced definitive proxy statement regarding the proposed merger. Free copies of these documents may be obtained as described in the preceding paragraph.

Contact

J. Alexander’s Holdings, Inc.

Mark A. Parkey

615-269-1900

Sard Verbinnen & Co

Patrick Scanlan/Danya Al-Qattan

212-687-8080